Exhibit 99.1

November 3, 2015
Limelight Networks(R) Reports Financial Results for the Third Quarter of 2015

•	Revenue of $42.0 million and GAAP $0.08, Non-GAAP $0.04 net loss per basic share

•	$70 million of cash, cash equivalents and marketable securities

•	2015 revenue guidance remains unchanged at between $170 and $174 million

•	Entered into $25 million revolving credit facility
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $42.0 million for the third quarter ended September 30, 2015, compared to $39.0 million in the third quarter of 2014, an increase of eight percent.
During the third quarter of 2014, revenue from Netflix was $1.2 million. Revenue was also negatively impacted in the third quarter of 2015 by changes in foreign currency of approximately $1.0 million compared to the third quarter of 2014. Adjusting for the impact of these items, revenue increased by 14 percent period over period.
GAAP gross margins were 37.8% in the third quarter of 2015, a decrease of 360 basis points from 41.4% in the third quarter of 2014. Gross margins in the third quarter of 2014 were positively impacted by high margin Netflix revenue and a $1.1 million nonrecurring credit received from a co-location provider.
On a GAAP basis, Limelight reported a loss from continuing operations of $7.8 million, or $0.08 per basic share, for the third quarter of 2015, compared to a loss from continuing operations of $5.1 million, or $0.05 per basic share, in the third quarter of 2014.
Non-GAAP net loss was $4.3 million, or $0.04 per basic share, for the third quarter of 2015 compared to a non-GAAP net loss of $2.2 million, or $0.02 per basic share, in the third quarter of 2014.
EBITDA from continuing operations was negative $3.0 million for the third quarter of 2015 compared to negative $1.2 million for the third quarter of 2014. Adjusted EBITDA was $0.3 million for the third quarter of 2015 compared to $1.4 million for the third quarter of 2014.
Limelight ended the third quarter with 556 employees, down from 563 employees at the end of the second quarter of 2015, and up from 509 employees in the year ago period. In October, Limelight reduced its workforce by 44 employees, or approximately 8% of its global workforce.
Based on current conditions, for the full-year 2015, Limelight’s revenue guidance remains unchanged at between $170 and $174 million.  Non-GAAP net loss is now expected to be between $0.10 and $0.14 per share, compared to previous guidance of a net loss of between $0.10 and $0.16 per share. Capital expenditures remain unchanged for the full-year 2015, at between $22 and $26 million.
Limelight expects 2016 revenue will be between $180 and $195 million and Non-GAAP net income (loss) will be between $(0.05) and $0.05.
Commenting on the results, Chief Executive Officer, Robert Lento said, “We are pleased to report the highest period over period revenue growth since 2011. Our Net Promoter Score is up very strongly, and our network resilience, performance and throughput is up and we continue to deliver record levels of traffic volume. While we are disappointed that the Federal Circuit ruling on August 13 in our long-standing patent dispute isn’t aligned with prior rulings in our favor, our plan is to continue to vigorously defend our position with the courts. In light of that ruling, we have taken steps that we believe will allow us to have adequate access to cash, through our balance sheet and our recently signed credit facility, to address the range of reasonably possible outcomes. Coupled with our operational efficiency efforts already underway, we believe, we will be cash flow neutral to slightly positive in 2016.”

Exhibit 99.1

He added, “We see ourselves playing an increasingly important role in the secure and global delivery of large and rich Content. The industry is experiencing healthy secular trends. What we do is important to our customers and to the competitive landscape. We will direct our efforts to strengthen our product portfolio, our customer relationships, our patent portfolio, and our financial performance. We are determined to profitably grow the company.”
Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,452	$57,767
Marketable securities	34,123	35,317
Accounts receivable, net	27,151	22,622
Income taxes receivable	185	237
Deferred income taxes	72	78
Prepaid expenses and other current assets	9,156	9,625
Total current assets	106,139	125,646
Property and equipment, net	40,077	32,636
Marketable securities, less current portion	40	40
Deferred income taxes, less current portion	1,260	1,364
Goodwill	76,096	76,133
Other intangible assets, net	470	1,071
Other assets	3,857	4,451
Total assets	$227,939	$241,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,358	$7,065
Deferred revenue	3,636	3,509
Capital lease obligations	—	223
Income taxes payable	121	248
Other current liabilities	12,972	14,383
Total current liabilities	27,087	25,428
Capital lease obligations, less current portion	—	135
Deferred income taxes	133	170
Deferred revenue, less current portion	27	405
Other long-term liabilities	2,354	3,040
Total liabilities	29,601	29,178
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized at September 30, 2015 and December 31, 2014; 100,892 and 98,409 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	101	98
Additional paid-in capital	473,399	464,294
Accumulated other comprehensive loss	(10,912)	(7,786)
Accumulated deficit	(264,250)	(244,443)
Total stockholders’ equity	198,338	212,163
Total liabilities and stockholders’ equity	$227,939	$241,341

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2015	2015	Change	2014	Change	2015	2014	Change
Revenues	$42,049	$43,795	(4)%	$39,020	8%	$128,173	$121,533	5%
Cost of revenue:
Cost of services (1)	21,502	21,271	1%	18,672	15%	64,430	61,563	5%
Depreciation — network	4,636	4,376	6%	4,207	10%	13,164	12,688	4%
Total cost of revenue	26,138	25,647	2%	22,879	14%	77,594	74,251	5%
Gross profit	15,911	18,148	(12)%	16,141	(1)%	50,579	47,282	7%
Gross profit percentage	37.8%	41.4%		41.4%		39.5%	38.9%
Operating expenses:
General and administrative (1)	6,586	6,081	8%	7,295	(10)%	19,518	21,966	(11)%
Sales and marketing (1)	9,489	10,002	(5)%	8,731	9%	29,767	28,356	5%
Research and development (1)	7,429	7,646	(3)%	5,514	35%	21,338	14,951	43%
Depreciation and amortization	648	635	2%	825	(21)%	1,924	2,868	(33)%
Total operating expenses	24,152	24,364	(1)%	22,365	8%	72,547	68,141	6%
Operating loss	(8,241)	(6,216)	33%	(6,224)	32%	(21,968)	(20,859)	5%
Other income (expense):
Interest expense	—	—	NA	(7)	(100)%	(4)	(26)	(85)%
Interest income	82	75	9%	66	24%	231	203	14%
Other, net	473	(131)	(461)%	1,192	(60)%	2,155	1,014	113%
Total other income (expense)	555	(56)	(1091)%	1,251	(56)%	2,382	1,191	100%
Loss from continuing operations before income taxes	(7,686)	(6,272)	23%	(4,973)	55%	(19,586)	(19,668)	—%
Income tax expense	76	90	(16)%	98	(22)%	221	181	22%
Loss from continuing operations	(7,762)	(6,362)	22%	(5,071)	53%	(19,807)	(19,849)	—%
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	—	—	NA	(4)	(100)%	—	265	(100)%
Net loss	$(7,762)	$(6,362)	22%	$(5,075)	53%	$(19,807)	$(19,584)	1%
Net loss per share:
Basic and diluted
Continuing operations	$(0.08)	$(0.06)		$(0.05)		$(0.20)	$(0.20)
Discontinued operations	—	—		—		—	—
Total	$(0.08)	$(0.06)		$(0.05)		$(0.20)	$(0.20)

Weighted average shares used in per share calculation:
Basic and diluted	100,552	99,841		98,458		99,676	98,274

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2015	2015	2014	2015	2014
Share-based compensation:
Cost of services	$400	$571	$464	$1,484	$1,466
General and administrative	1,513	1,476	1,174	4,395	3,539
Sales and marketing	643	608	567	1,940	1,693
Research and development	568	625	382	1,654	1,102
Total share-based compensation	$3,124	$3,280	$2,587	$9,473	$7,800

Depreciation and amortization:
Network-related depreciation	$4,636	$4,376	$4,207	$13,164	$12,688
Other depreciation and amortization	445	434	566	1,322	1,934
Amortization of intangible assets	203	201	259	602	934
Total depreciation and amortization	$5,284	$5,011	$5,032	$15,088	$15,556

Net decrease in cash, cash equivalents and marketable securities:	$(5,342)	$(6,027)	$(6,200)	$(23,509)	$(17,212)

End of period statistics:
Approximate number of active customers	981	1,035	1,134	981	1,134

Number of employees	556	563	509	556	509

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2015	2015	2014	2015	2014
Operating activities
Net loss	$(7,762)	$(6,362)	$(5,075)	$(19,807)	$(19,584)
Income from discontinued operations	—	—	(4)	—	265
Net loss from continuing operations	(7,762)	(6,362)	(5,071)	(19,807)	(19,849)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	5,284	5,011	5,032	15,088	15,556
Share-based compensation	3,124	3,280	2,587	9,473	7,800
Foreign currency remeasurement (gain) loss	(488)	96	(1,207)	(2,083)	(1,067)
Deferred income taxes	94	(62)	17	(21)	(185)
Accounts receivable charges	268	224	(29)	738	483
Amortization of premium on marketable securities	46	48	88	152	374
Non cash tax benefit associated with income from discontinued operations	—	—	—	—	(59)
Changes in operating assets and liabilities:
Accounts receivable	4,025	(4,312)	1,652	(5,267)	(1,496)
Prepaid expenses and other current assets	498	(1,352)	(1,617)	296	(1,045)
Income taxes receivable	24	13	(53)	35	55
Other assets	578	217	63	1,587	991
Accounts payable and other current liabilities	(1,156)	3,389	622	510	1,099
Deferred revenue	(568)	520	(86)	(251)	(893)
Income taxes payable	(78)	52	(95)	(78)	(214)
Other long term liabilities	(225)	(175)	(310)	(669)	(545)
Net cash provided by (used in) operating activities of continuing operations	3,664	587	1,593	(297)	1,005
Investing activities
Purchases of marketable securities	(4,899)	(1,965)	(2,986)	(16,820)	(17,669)
Maturities of marketable securities	5,160	1,920	2,685	16,920	15,550
Purchases of property and equipment	(8,693)	(5,395)	(5,075)	(20,754)	(13,984)
Proceeds from sale of discontinued operations	—	—	—	—	414
Net cash used in investing activities of continuing operations	(8,432)	(5,440)	(5,376)	(20,654)	(15,689)
Financing activities
Payments on capital lease obligations	—	—	(89)	(358)	(412)
Payment of employee tax withholdings related to restricted stock vesting	(335)	(837)	(284)	(2,279)	(1,455)
Cash paid for purchase of common stock	—	—	(1,296)	(957)	(2,500)
Proceeds from exercise of stock options and employee stock plan	212	544	233	2,731	967
Net cash used in financing activities of continuing operations	(123)	(293)	(1,436)	(863)	(3,400)
Effect of exchange rate changes on cash and cash equivalents	(159)	140	(1,153)	(501)	(840)
Discontinued operations
Cash used in operating activities of discontinued operations	—	—	(4)	—	(4)
Net decrease in cash and cash equivalents	(5,050)	(5,006)	(6,376)	(22,315)	(18,928)
Cash and cash equivalents, beginning of period	40,502	45,508	73,404	57,767	85,956
Cash and cash equivalents, end of period	$35,452	$40,502	$67,028	$35,452	$67,028
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net loss, EBITDA from continuing operations and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss adjusted to exclude share-based compensation, litigation defense expenses, amortization of intangible assets, discontinued operations and the gain (loss) on sale of our web content management (WCM) business. We believe that EBITDA from continuing operations provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA from continuing operations as U.S. GAAP net loss adjusted to exclude interest and other (income) expense, interest expense, income tax expense, depreciation and amortization, discontinued operations and gain (loss) on sale of WCM. We define Adjusted EBITDA as

Exhibit 99.1

EBITDA from continuing operations adjusted to exclude share-based compensation and litigation defense expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.
The terms Non-GAAP net loss, EBITDA from continuing operations and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net loss, EBITDA from continuing operations and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA from continuing operations and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

•	EBITDA from continuing operations and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	these measures do not reflect the cash requirements necessary for litigation costs;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA from continuing operations and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA from continuing operations and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss), EBITDA from continuing operations, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, Limelight is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30, 2015		June 30, 2015		September 30, 2014		September 30, 2015		September 30, 2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(7,762)	$(0.08)	$(6,362)	$(0.06)	$(5,075)	$(0.05)	$(19,807)	$(0.20)	$(19,584)	$(0.20)
Share-based compensation	3,124	0.03	3,280	0.03	2,587	0.03	9,473	0.10	7,800	0.08
Litigation defense expenses	140	—	(1,174)	(0.01)	10	—	(1,015)	(0.01)	819	0.01
Amortization of intangible assets	203	—	201	—	259	—	602	0.01	934	0.01
Loss on sale of the WCM business	—	—	—	—	—	—	—	—	62	—
Loss (income) from discontinued operations	—	—	—	—	4	—	—	—	(265)	—
Non-GAAP net loss	$(4,295)	$(0.04)	$(4,055)	$(0.04)	$(2,215)	$(0.02)	$(10,747)	$(0.11)	$(10,234)	$(0.10)

Weighted average shares used in per share calculation:		100,552		99,841		98,458		99,676		98,274

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
U.S. GAAP net loss	$(7,762)	$(6,362)	$(5,075)	$(19,807)	$(19,584)
Depreciation and amortization	5,284	5,011	5,032	15,088	15,556
Interest expense	—	—	7	4	26
Loss on sale of the WCM business	—	—	—	—	62
Interest and other (income) expense	(555)	56	(1,258)	(2,386)	(1,279)
Income tax expense	76	90	98	221	181
Loss (income) from discontinued operations	—	—	4	—	(265)
EBITDA from continuing operations	$(2,957)	$(1,205)	$(1,192)	$(6,880)	$(5,303)
Share-based compensation	3,124	3,280	2,587	9,473	7,800
Litigation defense expenses	140	(1,174)	10	(1,015)	819
Adjusted EBITDA	$307	$901	$1,405	$1,578	$3,316
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our strategic focus; our expectations regarding revenues for the fourth quarter and full year 2015 and full year 2016; non-GAAP net loss and capital

Exhibit 99.1

expenditures for the full-year 2015; our non-GAAP net income (loss) for the full-year 2016, the growth of our business; the performance of our services; our expectations regarding the Akamai litigation, and our relationship with our customers. Our expectations and beliefs regarding these matters may not materialize. The potential risk and uncertainties that could cause actual results to differ materially from the results predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of November 3, 2015, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships — all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter, Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2015 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English

CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com

Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ